UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

December 9, 2007
Date of report (Date of earliest event reported)
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DURAVEST, INC.
 (Exact Name of Registrant as Specified in Its Charter)
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FLORIDA	0-27489
State or Other Jurisdiction of Incorporation	Commission File Number

65-0924320
IRS Employer Identification Number
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1040 S Milwaukee Ave, Suite 250 Wheeling, IL 60090
(Address of Principal Executive Offices/Zip Code)

(312) 525-8285
(Registrant’s Telephone Number, Including Area Code)

101 N. Wacker Drive, Suite 2006, Chicago Illinois 60606
(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 9, 2006, Friedrich-Whilhelm Goebel, a member of the Company’s Board of Directors, informed Duravest that he was resigning from the Board effective immediately. Duravest understands that Mr. Goebel resigned because (i) Mr. Goebel is the founder and Chief Executive Officer of Viscardi AG, one of the defendants in a lawsuit initiated by the Company on November 21, 2007 in the United States District Court for the Southern District of New York arising from the Company’s purchase of shares of common stock of BMTS, Inc. in November 2005 and January 2006 (the “Litigation”), and (ii) Mr. Goebel alleges that management undertook the Litigation without authorization by the Company’s Board of Directors and that such actions were in violation of the Company’s by-laws. Mr. Goebel provided a letter to the Company discussing his resignation, which letter is filed as an exhibit to this Current Report on Form 8-K.  Contrary to the allegations set forth in Mr. Goebel’s letter, the Company’s Board was apprised of the Litigation and approved the filing of the Litigation at a meeting of the Board held on October 12, 2007 and, pursuant to Article D, Section 3 of the Company’s by-laws, Mr. Hammje, as the interim Chief Executive Officer, has as his duties “general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors.” Accordingly, the Company does not believe that any violation of the Company’s by-laws occurred.

In addition, effective December 31, 2007, the remaining directors of the Board - Dr. Hans-Albert Kolb and Messrs. Borys Chabursky and Rolf Huber - resigned from the Board. These directors communicated their proposed resignations orally at a telephonic meeting of the Board held on December 17, 2007 and confirmed such resignation in writing on January 3, 2008. Dr. Kolb served as Chairman of the Board and the compensation committee of the Board. None of such directors communicated any disagreement with the Company. At the same telephonic meeting and prior to the effective date of the resignations, the Board: (i) appointed Mr. Hendrik Hammje as a director and Chairman of the Board, and Mr. Dieter H. Benz as a director, to fill the vacancies created by the aforementioned resignations, and (ii) approved annual compensation for Messrs. Hammje and Benz in their capacities as officers of the Company, of $120,000, and the opportunity to earn a bonus equal to twenty percent of their annual compensation based on meeting performance objectives set by the Board, plus a guaranteed bonus of $50,000 to be paid on January 2008. The performance objectives have not been determined as of the date of this Form 8-K. Each of Messrs. Hammje and Benz has elected to defer receipt of the $50,000 bonus as the Company continues to explore its strategic alternatives, but each has also reserved the right to demand such bonus at any time after January 2008. Mr. Hammje has served as the interim Chief Executive Officer of the Company since September 2006 and Mr. Benz has served as the interim Chief Financial Officer of the Company since February 2007, and each of them continues to serve in these positions.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit

Exhibit 99	Resignation of Friedrich-Wilhelm Goebel from Duravest’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURAVEST, INC.

Dated: January 23, 2008	By: /s/ Dieter Benz
Dieter Benz, Chief Financial Officer